Exhibit 10.2

AMENDMENT TO CHANGE OF CONTROL AGREEMENT

This Amendment to Change of Control Agreement, dated as of May 28, 2013, is entered into by and between The Greenbrier Companies, Inc. (the “Company”) and the undersigned (“Employee”) and amends that certain Change of Control Agreement (the “Agreement”) between such parties. Capitalized terms not otherwise defined in this Amendment have the meanings as defined in the Agreement.

WHEREAS, the Company may grant awards of restricted stock units to Employee in the future, and desires that such awards be subject to the same acceleration of vesting upon a Change of Control as applies to stock options and restricted stock awards under the terms of the Agreement.

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 4(a)(iv) of the Agreement is amended in its entirety to read as follows:

“(iv) As of the Date of Termination, all unvested stock options held by Employee shall become fully vested and exercisable; all restricted stock awards held by Employee shall become fully vested and no longer subject to repurchase or forfeiture; and all restricted stock units held by Employee shall become fully vested. The number of performance-based shares or units that shall become vested shall equal the number of shares or units that would have vested under the terms of the award agreement based on achievement of target level performance.”

2. Except as hereby amended, the Agreement shall remain in full force and effect.

THE GREENBRIER COMPANIES, INC.:

By:

EMPLOYEE:

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